January 9, 2024

Dear William:

This letter sets forth the terms of your Agreement with AllianceBernstein Corporation (the “Company”) and AllianceBernstein L.P. (the “Partnership”) relating to your retirement as an employee of the Partnership which is being treated as a “Retirement” under Section 7(d) of your 2023 Incentive Compensation Award Program Award Agreement.

1.     Effective as of December 31, 2024 (the “Retirement Date”), your employment as an officer of the Company and as an employee of the Partnership will terminate. Except as provided herein, it is understood and agreed that you will continue to work full-time until the Retirement Date. Effective March 1, 2024, your job title will change to Senior Vice President, Senior Advisor, reporting to Seth Bernstein. As Senior Advisor, you will not be required to be in the office but will be available remotely upon reasonable request to address questions and provide historical insight for the new Financial Management leadership. Following the Retirement Date, the Company may retain your services in a consulting capacity if mutually agreed upon in writing between you and the Company.

    2.     Payments/Benefits. (a) Until the Retirement Date and continuing for a period of 26 weeks thereafter, your base salary shall continue to be paid, through the regular payroll on regular payroll dates, at the rate of $300,000 per annum, less applicable tax withholdings and other payroll deductions. For 2024, you will receive a one-time lump sum cash payment (“Stub Bonus”) in the amount of $150,000, less applicable tax withholdings and other payroll deductions, and payable on February 29, 2024, in recognition of work duties performed through February 2024. In addition, you will be eligible for discretionary compensation for special initiatives and projects that are beyond the scope of your standard workload.

    (b) As of the Retirement Date, your participation in and contributions to all welfare, non-qualified and qualified plans of the Partnership and its affiliates, including, but not limited to, if applicable, the AllianceBernstein Partners Compensation Plan, ICAP, the 2017 Long Term Incentive Plan (the “2017 Plan”), the 2010 Long Term Incentive Plan (the “2010 Plan”), the Profit Sharing Plan for Employees of AllianceBernstein L.P. (the “Profit Sharing Plan”) and the Retirement Plan for Employees of AllianceBernstein L.P. ( the “Retirement Plan”), shall cease, and your rights to a distribution, rollover, form of payment, exercise or deferral regarding your account balances shall be determined in accordance with the terms and conditions of the respective plans and associated agreements.

    (c) Until the Retirement Date and in accordance with applicable Company policy, as amended from time to time, the Partnership will continue in effect your medical, dental and vision coverage under its groups plans, subject to any changes, amendments or modifications that may be made by the Company to such benefits from time to time, including, but not limited to, discontinuing such coverage. As of December 31, 2024, you will be eligible to elect to continue your current level of dental coverage and vision coverage, and as of December 31, 2024, you will be eligible to elect your current level of medical coverage pursuant to COBRA and subject to any changes, amendments or modifications that may be made to the plan from time to time, including, but not limited, discontinuing such coverage, provided you were enrolled in coverage as of your Retirement Date. You acknowledge that all other benefits cease as of your last day of employment.

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    (d) In accordance with Company policy, following the Retirement Date, you shall benefit from a 100% asset management fee discount applicable to former AB Partners and Operating Committee Members (employee and employee-related accounts only), subject to any changes, amendments or modifications that may be made by the Company to this policy.

3.     Acknowledgment. You hereby acknowledge that you have carefully read this Agreement, fully understand and accept all of its provisions and sign it voluntarily of your own free will. You further acknowledge that you have been provided a full opportunity to review and consider the terms of this Agreement and have been advised by the Company to seek the advice of legal counsel of your choice. You acknowledge that you have been given a period of 21 days to consider this Agreement. You may revoke this Agreement within seven days of your signing it. For such revocation to be effective, written notice must be received by the Company no later than the close of business on the seventh day after you sign this Agreement. If you revoke this Agreement, it shall be of no further force and effect.

4.     Release. (a) In consideration of the payments and benefits to be provided to you pursuant to paragraph 2 above, you, your heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter referred to collectively as “Releasors”) forever release and discharge the Company and the Partnership, and their past, present and/or future parent entities, subsidiaries, divisions, affiliates and related business entities, assets, employee benefit plans or funds, successors or assigns and any and all of their past, present and/or future officers, directors, fiduciaries, partners, attorneys, employees, agents, trustees, administrators or assigns, whether acting as agents for the Company or the Partnership or in their individual capacities (hereinafter referred to collectively as “Company Entities”) from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Releasors ever had, now have, or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to an including the date you execute this Agreement; provided, however, that this Agreement shall not release any claims for (i) the payments and benefits set forth herein (ii) benefits which you have as a participant in the AllianceBernstein Partners Compensation Plan, ICAP, the 2010 Plan, the 2017 Plan, the Profit Sharing Plan and the Retirement plan in accordance with the terms of such plan, or (iii) defense and indemnity under the Partnership’s partnership agreement, directors’ and officers’ liability (or other third party liability) insurance and/or applicable law.

     (b)     Without limiting the generality of the foregoing, and except as provided in paragraph 4(a)(i)-(iii) above, this Agreement is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Company Entities arising out of your employment and/or your separation of employment with the Company or Partnership, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and the Family and Medical Leave Act; (ii) any claim under the New York State Human Rights Law or the New York City Administrative Code; (iii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of your employment, the terms and conditions or such employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including but not limited to breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; (iv) any claim for attorneys’ fees, costs, disbursements and/or the like; and (v) any claim for remuneration of any type, including, without limitation, any claim for any deferred or unvested compensation (except as specifically set forth in this Agreement).

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     (c) You represent and warrant that you have not commenced, maintained, prosecuted or participated in any action, suit, charge, grievance, complaint or proceeding of any kind against the Company Entities in any court or before any administrative or legislative body or agency and/or that you are hereby withdrawing with prejudice any such complaints, charges, or actions that you may have filed against the Company Entities. You further acknowledge and agree that by virtue of the foregoing, you have waived all relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this paragraph 4.

     (d) Except as provided in paragraph 4(a)(i)-(iii) above, you further covenant that you shall not sue, or otherwise consent to participate in any action against, and shall not assist in the instigation, commencement, maintenance, or prosecution of any action, suit, proceeding, or charge against any of the Company Entities based upon any matter whatsoever (except as otherwise required by law), nor shall you testify, assist, or participate (except in response to subpoena or judicial order) in such action, suit, proceeding or charge. This agreement shall not prevent you from filing a charge with the relevant federal, state or local administrative agency, but you agree to waive your rights with respect to any monetary or other financial relief arising from any such administrative proceeding. You further understand that the provision of this paragraph shall not be effective with respect to, or adversely affect your rights under, the ADEA with respect to any challenge you make under the ADEA to the validity of this Agreement.

     (e) In further consideration of the payments and benefits to be provided to you pursuant to paragraph 2, you shall execute and deliver to the Company the release annexed hereto as Exhibit A within five (5) days after the Retirement Date.

5.     Confidentiality. (a)     As an employee of the Partnership, you have had access to confidential and proprietary information of the Partnership and/or its employees (the “Confidential Information”). You acknowledge and agree that the Confidential Information is confidential and proprietary to the Partnership and its employees and that disclosure or use of any of the Confidential Information would be detrimental to the Partnership and/or its clients. You agree that any and all Confidential Information shall be kept confidential and you further agree that you shall not furnish or disclose to any third party or use, directly or indirectly, for your own use or benefit or that of any other person or entity any Confidential Information of the Partnership, nor shall you attempt to access any Confidential Information. In the event that you are: (i) threatened or served with an action or motion to force disclosure of Confidential Information, or (ii) compelled to disclose Confidential Information by valid order of a court or other government entity with the authority to compel the disclosure of such information, you will notify the Partnership in writing (unless such notification would violate applicable law), and as promptly as possible (and prior to making any disclosure if possible), in order to provide the Partnership the opportunity to intervene and object to, or seek restrictions on, the disclosure of such Confidential Information. If, nevertheless, the Confidential Information is ordered to be disclosed, you will furnish only that portion of the Confidential Information as directed by the Court. You will notify the Partnership immediately upon discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this paragraph. You agree to cooperate with the Partnership at its sole expense in every reasonable way to help the Partnership regain possession of such Confidential Information and prevent its further unauthorized use.
            (b) The parties agree to keep the terms, amount, and existence of this Agreement completely confidential. You may disclose the terms, amount and existence of this Agreement to your immediate family, and the parties may disclose the terms, amount and existence of this Agreement to their respective legal counsel, accountants or as required by law or legal process. Notwithstanding the foregoing, you may disclose the terms of any applicable restrictive covenants to which you are then bound to any potential employer or business partner.

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                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 (c)     Nothing in this Agreement prohibits you from reporting possible violations of law or regulation to any governmental agency or entity, or self-regulatory authority, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or the Financial Industry Regulatory Authority (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You do not need the prior authorization of the Partnership to make any such reports or disclosures and you are not required to notify the Partnership that you have made such reports or disclosures. Further, nothing in this Agreement prohibits or restricts you (or your attorney) from filing a charge, responding to an inquiry, participating in an investigation, or providing testimony about this Agreement or its underlying facts and circumstances by, with, or before any Regulator. Nevertheless, you acknowledge and agree that by virtue of this Agreement you have waived any relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement.  Therefore, you agree that you will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement; provided, however, that nothing contained herein shall preclude you from receiving a monetary award from the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, 15 U.S.C. § 78u-6.

6. Cooperation. The purpose of this paragraph is to affect a reasonable and orderly transition of your management responsibilities. Accordingly, until the Retirement Date, you shall (a) exercise care and direct oversight in your management duties and maintain normal business hours until such specific duties have been transitioned effectively and up to the communicated expectations of Seth Bernstein; (b) reasonably assist the Firm with the transition of your work responsibilities including but not limited to being available to attend internal meetings with Company’s personnel; and (c) be available to speak, or meet with, your staff and service providers as reasonably determined by Seth Bernstein. It is understood and agreed that at any time prior to the Retirement Date, the Company may limit, or deny, you access to the Company’s offices.

In addition, you agree that you will reasonably assist and cooperate with the Company and the Partnership in connection with the defense or prosecution of any claim that may be made against or by the Company or the Partnership, or in connection with any ongoing or future investigation or dispute involving the Company or the Partnership, including preparing for testifying in any proceeding regarding pertinent knowledge you possess. The Company and Partnership agree to provide you with reasonable advance notice of any cooperation that will be required and will schedule any required cooperation to the maximum extent possible so as not to unreasonably interfere with your scheduled business, employment and personal activities. The Company will reimburse you for (or pay directly as incurred) all reasonable expenses incurred by you in connection with such assistance and cooperation obligations under this paragraph 6, including your reasonably incurred legal fees and expenses if the parties hereto agree in good faith that, in providing such cooperation, it would be reasonable for you to retain counsel independent of the counsel for the Company and/or Partnership.

7.     Partnership Property. No later than the Retirement Date, you shall return to the Partnership all documents, files and property belonging to the Partnership or the Company. For the avoidance of doubt, you may make and retain an electronic copy of your contacts list, calendar and any documents reasonably necessary in order for you to file your personal income tax returns.

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8.     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in your case) and assigns. Any successor of the Company or the Partnership shall assume the obligations of the Company or the Partnership, as the case may be, under this Agreement and perform any duties and responsibilities in the same manner and to the same extent that the Company or the Partnership would be required to perform if no such succession had taken place.

9.     Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable.

10.     409A Compliance. The parties hereto intend that all benefits and payments to be made to you hereunder will be provided or paid to you in compliance with all applicable provisions of Section 409A of the Internal Revenue Code of 1986 as amended, and the regulations issued hereunder, and the rulings, notices, and other guidance issued by the Internal Revenue Service interpreting the same (the “Code”).
11.     Entire Agreement. You shall continue to be bound by the post-termination restraints included in this Agreement and the ICAP Agreement, including but not limited to Exhibit A. Except as expressly provided herein, effective as of the Retirement Date, all prior agreements relating to your employment by the Partnership and its affiliates will terminate and be of no further effect. This Agreement contains the entire understanding with respect to the subject matter hereof, and supersedes any and all prior agreements and understandings, whether written or oral, among you, the Company, the Partnership or any affiliate thereof with respect to the subject matter hereof.

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This Agreement may not be altered, modified or amended except by written instrument signed by you, the Company and the Partnership. This Agreement shall be governed by New York law, without reference to principles of conflicts of law. Jurisdiction and/or venue of any question involving the validity, interpretation or enforcement of this Agreement or any of its terms, provisions or obligations, or claims or breach thereof, shall exist exclusively in a court having subject matter jurisdiction located within the City and County of New York.

Sincerely,

ALLIANCEBERNSTEIN CORPORATION

By:     _________________________
    Mark R. Manley

ALLIANCEBERNSTEIN L.P.

By:     ALLIANCEBERNSTEIN CORPORATION,
    its General Partner

By:     _________________________
    Mark R. Manley

AGREED TO AND ACCEPTED BY

____________________________
William Siemers

____________________________
Date

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Exhibit A

General Release

In consideration of the payments and benefits to be provided to you pursuant to your agreement dated January 9, 2024, you, your heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter referred to collectively as “Releasors”) forever release and discharge the Company and the Partnership, and their past, present and/or future parent entities, subsidiaries, divisions, affiliates and related business entities, assets, employee benefit plans or funds, successors or assigns and any and all of their past, present and/or future officers, directors, fiduciaries, partners, attorneys, employees, agents, trustees, administrators or assigns, whether acting as agents for the Company or the Partnership or in their individual capacities (hereinafter referred to collectively as “Company Entities”) from any and all claims, demands, causes of action, fees and liabilities relating to your employment with the Company and the Partnership or termination of such employment of any kind whatsoever, whether known or unknown, which Releasors ever had, now have, or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter from the beginning of the world up to an including the date you execute this Release; provided, however, that this Release shall not release any claims for (i) the payments and benefits set forth herein; (ii) vested benefits which you have as a participant in the AllianceBernstein Partners Compensation Plan, ICAP, the 2010 Plan, the 2017 Plan, the Profit Sharing Plan for Employees of AllianceBernstein L.P. and the Retirement Plan for Employees of AllianceBernstein L.P. in accordance with the terms of each such plan, or (iii) defense and indemnity under the Partnership’s partnership agreement, directors’ and officers’ liability (or other third party liability) insurance and/or applicable law (it being agreed that the defense and indemnity provisions under the Partnership’s partnership agreement and/or applicable law shall be available to you prior to and after, and shall survive, the Retirement Date as that term is defined in your agreement dated January 9, 2024 and your furnishing this Release).

Without limiting the generality of the foregoing, this Release is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Company Entities arising out of your employment and/or your separation of employment with the Company or Partnership, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and the Family and Medical Leave Act; (ii) any claim under the New York State Human Rights Law or the New York City Administrative Code; (iii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of your employment, the terms and conditions or such employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including but not limited to breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; (iv) any claim for attorneys’ fees, costs, disbursements and/or the like; and (v) any claim for remuneration of any type, including, without limitation, any claim for any deferred or unvested compensation.

You represent and warrant that you have not commenced, maintained, prosecuted or participated in any action, suit, charge, grievance, complaint or proceeding of any kind against the Company Entities in any court or before any administrative or legislative body or agency and/or that you are hereby withdrawing with prejudice any such complaints, charges, or actions that you may have filed against the Company Entities. You further acknowledge and agree that by virtue of the foregoing, you have waived all relief available to you (including without

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limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Release.

    You further covenant that you shall not sue, or otherwise consent to participate in any action against, and shall not assist in the instigation, commencement, maintenance, or prosecution of any action, suit, proceeding, or charge against any of the Company Entities based upon any matter whatsoever (except as otherwise required by law), nor shall you testify, assist, or participate (except in response to subpoena or judicial order) in such action, suit, proceeding or charge. This Release shall not prevent you from filing a charge with the relevant federal, state or local administrative agency, but you agree to waive your rights with respect to any monetary or other financial relief arising from any such administrative proceeding. You further understand that the provision of this paragraph shall not be effective with respect to, or adversely affect your rights under, the ADEA with respect to any challenge you make under the ADEA to the validity of this Release.

AGREED TO AND ACCEPTED BY

________________________________
William Siemers

________________________________
Date

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